BRIGHTLANE HOMES, INC.
(A wholly owned subsidiary of Brightlane Corp.)

Financial Statements

December 31, 2014

BRIGHTLANE HOMES, INC.
(A wholly owned subsidiary of Brightlane Corp.)
December 31, 2014
Table of Contents

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Brightlane Homes, Inc.

Columbia, South Carolina

We have audited the accompanying financial statements of Brightlane Homes, Inc. which comprise the balance sheet as of December 31, 2014 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from inception (June 10, 2014) to December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amount and disclosures in the financial statements. The procedures selected depend upon the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brightlane Homes, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from inception (June 10, 2014) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

March 7, 2016

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

BALANCE SHEET

December 31, 2014

ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL LIABILITIES	$-

Preferred Stock Series A, $10.00 par value, 1,000,000 shares authorized,
no shares issued and outstanding	-

Stockholders' equity
Common stock, $.001 par value, 10,000,000 shares authorized,
464,000 shares issued and outstanding	464
Paid-in capital	46
Accumulated deficit	(510)
Total stockholders' equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

STATEMENT OF OPERATIONS

For the Period June 10, 2014 (date of inception) to December 31, 2014

Revenues	$-

Expenses:
General and administrative	510

Total Expenses	510

Net loss before income taxes	(510)

Income tax provision	-

Net loss	$(510)

Weighted average shares outstanding	464,000
Loss per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period June 10, 2014 (date of inception) to December 31, 2014

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances at inception
June 10, 2014	-	$-	$-	$-	$-

Shares issued to
founders	464,000	464	46	-	510

Net loss	-	-	-	(510)	(510)

Balances at
December 31, 2014	464,000	$464	$46	$(510)	$-

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

STATEMENT OF CASH FLOWS

For the Period June 10, 2014 (date of inception) to December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(510)
Adjustments to reconcile net loss to net cash used by operating activities:

NET CASH USED IN OPERATING ACTIVITIES	(510)

CASH FLOWS FROM FINANCING ACTIVITIES:
Founders shares issued for cash	510
NET CASH PROVIDED BY FINANCING ACTIVITIES	510

NET CHANGE IN CASH	-

CASH
Beginning of period	-

End of period	$-

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 1 – ORGANIZATION AND OPERATIONS

Brightlane Homes, Inc. (the "Company") was incorporated as Phoenix American LTO Homes, Corp. in South Carolina on June 10, 2014 for the purpose of real estate investment. The name was changed to Brightlane Homes, Inc. on September 23, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the statement of financial condition date of December 31, 2014 for items that should potentially be recognized or disclosed in those financial statements. The evaluation was conducted through March 7, 2016, the date the financial statements were available to be issued.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained a net loss of $510 for the period from inception to December 31, 2014. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 4 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2014 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$(105)
Change in valuation allowance	105
Income tax expense per books	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net Operating Loss	$105
Valuation allowance	(105)
Net deferred tax asset	$—

The Company has approximately $510 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company has authorized 1,000,000 shares of Preferred Stock Series A with a par value of $10.00 and 10,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

As of December 31, 2014 the Company has not issued any Preferred Stock Series A shares and 464,000 shares of its common stock.

NOTE 6 – SUBSEQUENT EVENTS

On October 30, 2014 per agreement effective January 1, 2015, a wholly owned subsidiary of Brightlane Homes, Inc., Brightlane # 1 LLC, acquired for 175,000 common shares of the Company a 99.99% limited partner interest in the Brightlane RECA Limited Partnership.  The General Partner, National Asset Advisors LLC (NAA), owns 0.01% of the Brightlane RECA Limited Partnership.  The Brightlane RECA Limited Partnership is the sole beneficiary of the Brightlane RECA Trust.  Brightlane will receive the net income associated with the approximately 350 properties, upon the extinguishment of an initial $6,055,788 debt.

The Brightlane RECA portfolio, as of October 30, 2014, consisted of approximately 350 income-producing owner-financed and purchase money notes related to approximately 350 single-family homes.  The underlying homes are geographically dispersed across the Great Lakes, Upper Midwest, Ohio Valley, Midwest and Southeast regions of the U.S. and are held in a statutory trust known as Brightlane RECA Trust. The largest concentrations are in the Southeast, particularly in South Carolina and North Carolina.  In addition to these income-producing owner financed and purchase money notes, there are additional REO properties in the portfolio.